Credit Agreement

One Hundred Thousand dollars ($100,000)

                         September 14, 2007

 Fort Wayne, Indiana

Freedom Financial Holdings, Inc., (FFH) a corporation organized and existing under the laws of the State of Maryland, having its principal place of business at 6615 Brotherhood Way, Fort Wayne, Indiana (the "Borrower") promises to pay to the order of Thomas Morrical an individual existing under the laws of the State of Indiana having its principal residence at 16341 Page Road, Grabill, Indiana 46741  (the "Lender") at the residence of the Lender or such other place as the holder hereof shall designate the amount of principal that has been borrowed on this agreed credit with a maximum amount of one hundred thousand dollars ($100,000).

The term on this Credit Agreement will be at an interest rate gain of fifteen percent (15%). Said principle and flat fifteen percent (15%) will be paid in full March 14, 2008. If said principle and interest are not paid on or before March 14, 2008, an additional 5% (Five Percent) interest will be added with payment in full due on April 14, 2008. The interest will continue to accrue thereafter at a rate of 1% per month or 12% per annum until paid in full.

All loans hereunder and all payments on account of principal hereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached which is part of this Credit agreement, the entries on the records of the Lender (including any appearing on this Credit Agreement) shall be prima facie evidence of amounts outstanding hereunder.

All or any part of the aforesaid principal sum and interest may be prepaid at any time and from time to time without penalty.

Any deposits or other sums at any time credited by or due from the holder to the Borrower, or to any endorser or guarantor hereof, and any securities or other property of the Borrower or any such endorser or guarantor at any time in the possession of the holder may at all times be held and treated as collateral for the payment of this Credit Agreement and any and all other liabilities (direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising) of the Borrower to the holder.  Regardless of the adequacy of collateral, the holder may apply or set off such deposits or other sums against such liabilities at any time in the case of the Borrower, but only with respect to matured liabilities in the case of endorsers and guarantors.

The Borrower and every endorser and guarantor of this Credit Agreement hereby waive presentment, demand, notice protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consent that no indulgence, and no substitution, release or surrender collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the Borrower or any such endorser or guarantor.  No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

Any notice to Borrower provided for in this Credit Agreement shall be given by mailing such notice by certified mail return receipt requested addressed to Borrower at the address stated below, or to such other address as Borrower may designate by notice to the Credit holder.  Any notice to the Credit holder shall be given by mailing such notice by certified mail, return receipt requested, to the Credit holder at the address stated above in this Credit, or at such other address as may have been designated by notice to Borrower.

The Borrower and every endorser and guarantor hereof agree to pay on demand all costs and expenses (including legal costs and attorneys' fees) incurred or paid by the holder in enforcing this Credit Agreement on default.

This Credit Agreement shall take effect as a sealed instrument and shall be governed by the laws of the State of Indiana.

__________/s/__________________

Brian Kistler

CEO

Freedom Financial Holdings, Inc

__________/s/__________________

Thomas Morrical

GRID

ADVANCES AND PAYMENTS OF PRINCIPAL

Date

Amount

Outstanding

Notation

of

Principal

Made

Loan

Balance

By

9-14-07

$100,000

$100,000

BK

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